Exhibit 16.2

June 14, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read WCI Communities, Inc.’s statements included under the caption “Experts” in its Amendment No. 3 to Form S-1 filed on June 14, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP